Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Katie Strohacker, Director, Investor Relations
(617) 796-8232

Hospitality Properties Trust Announces 2014 Fourth Quarter and Year End Results Compared to Last Year

Fourth Quarter Normalized FFO Per Share Increases 15.7% to $0.81

Q4 Comparable Property RevPAR Growth of 11.3% for Hotels Not Under Renovation

Newton, MA (February 27, 2015).  Hospitality Properties Trust (NYSE: HPT) today announced its financial results for the quarter and year ended December 31, 2014, compared to the results for the prior year comparable periods:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
	($ in thousands, except per share and RevPAR data)
Net income available for common shareholders	$51,357	$27,586	$176,521	$100,992
Net income available for common shareholders per share (basic and diluted)	$0.34	$0.19	$1.18	$0.73
Adjusted EBITDA (1)	$164,247	$146,908	$661,802	$589,813
Adjusted EBITDA growth	11.8%	—	12.2%	—
Normalized FFO (1)	$121,458	$101,304	$493,363	$410,355
Normalized FFO per share (basic)	$0.81	$0.70	$3.30	$2.99
Normalized FFO per share (diluted)	$0.81	$0.70	$3.29	$2.98

Hotel Portfolio Performance
Comparable RevPAR	$80.03	$72.52	$84.61	$76.78
Comparable RevPAR growth	10.4%	—	10.2%	—
Comparable RevPAR (excluding hotels under renovation)	$81.07	$72.85	$85.57	$76.79
Comparable RevPAR growth (excluding hotels under renovation)	11.3%	—	11.4%	—
RevPAR (all hotels)	$80.24	$72.70	$84.61	$76.84
RevPAR growth (all hotels)	10.4%	—	10.1%	—
Coverage of HPT’s minimum returns and rents (all hotels)	0.82x	0.75x	0.93x	0.85x

(1)         Reconciliations of net income available for common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO and reconciliations of net income to earnings before interest, taxes, depreciation and amortization, or EBITDA, and Adjusted EBITDA appear later in this press release.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange. No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

John Murray, President and Chief Operating Officer of Hospitality Properties Trust, made the following statement regarding today’s announcement:

“Our operating performance continues to improve as we realize the benefits of our property renovation program.  Our Normalized FFO per share increased 15.7% and our RevPAR growth exceeded the hotel industry’s strong performance for the ninth consecutive quarter.”

Results for the Three Months and Year Ended December 31, 2014 and Recent Activities:

•             Net Income Available for Common Shareholders: Net income available for common shareholders for the quarter ended December 31, 2014 was $51.4 million, or $0.34 per basic and diluted share, compared to $27.6 million, or $0.19 per basic and diluted share, for the quarter ended December 31, 2013.  The weighted average number of basic and diluted common shares outstanding was 149.8 million for the quarter ended December 31, 2014 and 144.9 million and 145.0 million, respectively, for the quarter ended December 31, 2013.

Net income available for common shareholders for the year ended December 31, 2014 was $176.5 million, or $1.18 per basic and diluted share, compared to $101.0 million, or $0.73 per basic and diluted share, for the year ended December 31, 2013. The weighted average number of basic and diluted common shares outstanding was 149.7 million and 149.8 million, respectively, for the year ended December 31, 2014 and 137.4 million and 137.5 million, respectively, for the year ended December 31, 2013.

•            Adjusted EBITDA: Adjusted EBITDA for the quarter ended December 31, 2014 compared to the same period in 2013 increased 11.8% to $164.2 million.

Adjusted EBITDA for the year ended December 31, 2014 compared to the same period in 2013 increased 12.2% to $661.8 million.

•            Normalized FFO: Normalized FFO for the quarter ended December 31, 2014 were $121.5 million, or $0.81 per basic and diluted share, compared to Normalized FFO for the quarter ended December 31, 2013 of $101.3 million, or $0.70 per basic and diluted share.  The $0.11, or 15.7%, increase in Normalized FFO per basic and diluted share is due primarily to: (i) increases in annual minimum returns and rents that resulted from HPT’s funding of improvements to its hotels and travel centers; (ii) increases in FF&E reserve income and deposits under HPT’s hotel agreements; and (iii) lower interest expense as a result of HPT’s debt refinancings in 2014.

Normalized FFO for the year ended December 31, 2014 were $493.4 million, or $3.30 and $3.29 per share, basic and diluted, respectively, compared to Normalized FFO for the year ended December 31, 2013 of $410.4 million, or $2.99 and $2.98 per share, basic and diluted, respectively.

•            Comparable Hotel RevPAR:  For the quarter ended December 31, 2014 compared to the same period in 2013 for HPT’s 290 hotels that were owned continuously since October 1, 2013: average daily rate, or ADR, increased 7.4% to $113.20; occupancy increased 1.9 percentage points to 70.7%; and revenue per available room, or RevPAR, increased 10.4% to $80.03.

For the year ended December 31, 2014 compared to year ended December 31, 2013 for HPT’s 288 comparable hotels that were owned continuously since January 1, 2013: ADR increased 6.1% to $112.97; occupancy increased 2.8 percentage points to 74.9%; and RevPAR increased 10.2% to $84.61.

•            Comparable RevPAR for Hotels Not Under Renovation: During the quarter ended December 31, 2014, HPT had 16 comparable hotels under renovation for all or part of the quarter.  For the quarter ended December 31, 2014 compared to the same period in 2013 for HPT’s 274 comparable hotels not under renovation that were owned continuously since October 1, 2013: ADR increased 7.2% to $113.38; occupancy increased 2.6 percentage points to 71.5%; and RevPAR increased 11.3% to $81.07.

During the year ended December 31, 2014, HPT had 34 comparable hotels under renovation for all or part of the year.  For the year ended December 31, 2014 compared to the year ended December 31, 2013 for HPT’s 254 comparable hotels not under renovation that were owned continuously since January 1, 2013: ADR increased 5.5% to $111.57; occupancy increased 4.1 percentage points to 76.7%; and RevPAR increased 11.4% to $85.57.

•            RevPAR (all hotels):  For the quarter ended December 31, 2014 compared to the same period in 2013 for HPT’s 291 hotels: ADR increased 7.4% to $113.50; occupancy increased 1.9 percentage points to 70.7%; and RevPAR increased 10.4% to $80.24.

For the year ended December 31, 2014 compared to the year ended December 31, 2013 for HPT’s 291 hotels: ADR increased 6.0% to $113.27; occupancy increased 2.8 percentage points to 74.7%; and RevPAR increased 10.1% to $84.61.

•            Hotel Coverage of Minimum Returns and Rents: For the three months ended December 31, 2014, the aggregate coverage ratio of (x) total property level revenues minus FF&E reserve escrows, if any, and all property level expenses which are not subordinated to minimum returns and minimum rent payments to HPT to (y) HPT’s minimum returns and rents due from hotels increased to 0.82x from 0.75x for the three months ended December 31, 2013.

For the year ended December 31, 2014, the aggregate coverage ratio of (x) total property level revenues minus FF&E reserve escrows, if any, and all property level expenses which are not subordinated to minimum returns and minimum rent payments to HPT to (y) HPT’s minimum returns and rents due from hotels increased to 0.93x from 0.85x for the year ended December 31, 2013.

As of December 31, 2014, approximately 68% of HPT’s aggregate annual minimum returns and rents from its hotels were secured by guarantees or security deposits from HPT’s managers and tenants pursuant to the terms of HPT’s hotel operating agreements.

•            Recent Investment and Sales Activity:  During the three months ended December 31, 2014, HPT began marketing for sale its Courtyard by Marriott hotel in Norcross, GA with a net book value of $4.1 million at December 31, 2014.

In January 2015, HPT entered an agreement to acquire a 300 room full service hotel located in Rosemont, IL for $35.5 million, excluding closing costs.  HPT plans to add this “Holiday Inn & Suites” branded hotel to its management agreement with a subsidiary of InterContinental Hotels Group, plc (LON: IHG; NYSE: IHG (ADRs)), or InterContinental.

Tenants and Managers: As of December 31, 2014, HPT had nine operating agreements with seven hotel operating companies for 291 hotels with 44,107 rooms, which represented 67% of HPT’s total annual minimum returns and rents.

•            Marriott Agreements: During the three months ended December 31, 2014, 122 hotels owned by HPT were operated by subsidiaries of Marriott International, Inc. (NASDAQ: MAR), or Marriott, under three agreements. HPT’s Marriott No. 1 agreement includes 53 hotels, including the hotel HPT is currently marketing for sale, and provides for annual minimum return payments to HPT of up to $68.0 million (approximately $17.0 million per quarter). Because there is no guarantee or security deposit for this agreement, the minimum returns HPT receives under this agreement are limited to available hotel cash flow after payment of operating expenses.  During the three months ended December 31, 2014, HPT realized returns under its Marriott No. 1 agreement of $17.0 million.  HPT’s Marriott No. 234 agreement includes 68 hotels and requires annual minimum returns to HPT of $105.9 million (approximately $26.5 million per quarter). During the three months ended December 31, 2014, HPT realized returns under its Marriott No. 234 agreement of $23.5 million. Marriott was not required to make any guaranty payments to HPT during the period because the hotels under the Marriott No. 234 agreement generated cash flows in excess of the guaranty threshold amount on a cumulative basis for the year ended December 31, 2014.  At December 31, 2014, there was $30.7 million remaining under the guaranty for the Marriott No. 234 agreement to cover future payment shortfalls for up to 90% of the minimum returns due to HPT. HPT’s Marriott No. 5 agreement includes one resort hotel in Kauai, HI which is leased to Marriott on a full recourse basis. The contractual rent due HPT for this hotel for the three months ended December 31, 2014 of $2.5 million was paid to HPT.

•           InterContinental Agreement: During the three months ended December 31, 2014, HPT realized returns/rents of $34.9 million under its agreement with subsidiaries of InterContinental, which includes 91 hotels and requires annual minimum returns/rent to HPT of $140.8 million (approximately $35.2 million per quarter).  During the three months ended December 31, 2014, HPT replenished the available security deposit by $0.1 million for the payments HPT received during the period in excess of the minimum returns due for the period. In October 2014, InterContinental requested and HPT returned the $4.3 million additional security deposit InterContinental previously advanced to HPT in the first quarter of 2014 to maintain the minimum deposit balance required under this agreement.  At December 31, 2014, the available security deposit which HPT held to pay future payment shortfalls was $33.0 million.

•           Other Hotel Agreements: As of December 31, 2014, HPT’s remaining 78 hotels are operated under five agreements: one management agreement with Sonesta International Hotels Corporation, or Sonesta (22 hotels), requiring annual minimum returns of $71.9 million (approximately $18.0 million per quarter); one management agreement with a subsidiary of Wyndham Worldwide Corporation (NYSE: WYN), or Wyndham (22 hotels), requiring annual minimum returns of $27.4 million (approximately $6.9 million per quarter); one management agreement with a subsidiary of Hyatt Hotels Corporation (NYSE: H), or Hyatt (22 hotels), requiring annual minimum returns of $22.0 million (approximately $5.5 million per quarter); one management agreement with a subsidiary of Carlson Hotels Worldwide, or Carlson (11 hotels), requiring annual minimum returns of $12.9 million (approximately $3.2 million per quarter); and one lease with a subsidiary of Morgans Hotel Group Co. (NASDAQ: MHGC) (1 hotel) requiring annual minimum rent of $7.6 million (approximately $1.9 million per quarter). Minimum returns and rents due HPT are partially guaranteed under the Wyndham, Hyatt and Carlson agreements. There is no guarantee or security deposit for the Sonesta agreement and the minimum returns HPT receives under this agreement are limited to available hotel cash flow after payment of operating expenses.  The payments due to HPT under these agreements for the three months ended December 31, 2014 were paid to HPT.

•           Travel Center Agreements: As of December 31, 2014, HPT had two leases with TravelCenters of America LLC, or TA, for 184 travel centers located along the U.S. Interstate Highway system requiring annual minimum rents of $226.9 million ($56.7 million per quarter), which represent 33% of HPT’s total annual minimum returns and rents. As of December 31, 2014, all payments due to HPT from TA under these leases were current.  For the three months ended September 30, 2014, the aggregate coverage ratio of (x) total cash flow at the leased travel centers available to pay HPT’s minimum rent due from TA to (y) HPT’s minimum rent due from TA was 1.79x.  Coverage data for the three months ended December 31, 2014 for TA is currently unavailable.

Conference Call:

On Friday, February 27, 2015, at 1:00 p.m. Eastern Time, John Murray, President and Chief Operating Officer, and Mark Kleifges, Treasurer and Chief Financial Officer, will host a conference call to discuss the results for the quarter and year ended December 31, 2014. The conference call telephone number is (800) 230-1074.  Participants calling from outside the United States and Canada should dial (612) 234-9959.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available beginning on Friday, February 27, 2015 and will run through Friday, March 6, 2015.  To hear the replay, dial (320) 365-3844.  The replay pass code is 352029.

A live audio webcast of the conference call will also be available in a listen only mode on HPT’s website, which is located at www.hptreit.com. Participants wanting to access the webcast should visit HPT’s website about five minutes before the call. The archived webcast will be available for replay on HPT’s website for about one week after the call. The transcription, recording and retransmission in any way of HPT’s fourth quarter conference call is strictly prohibited without the prior written consent of HPT.

Supplemental Data:

A copy of HPT’s Fourth Quarter 2014 Supplemental Operating and Financial Data is available for download at HPT’s website, www.hptreit.com.  HPT’s website is not incorporated as part of this press release.

Hospitality Properties Trust is a real estate investment trust, or REIT, which owns a diverse portfolio of hotels and travel centers located in 44 states, Puerto Rico and Canada. HPT’s properties are operated under long term management or lease agreements. HPT is headquartered in Newton, Massachusetts.

Please see the following pages for a more detailed statement of HPT’s operating results and financial condition and for an explanation of HPT’s calculation of FFO, Normalized FFO, EBITDA and Adjusted EBITDA.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER HPT USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, HPT IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                  THIS PRESS RELEASE QUOTES MR. MURRAY STATING THAT HPT’S OPERATING PERFORMANCE CONTINUES TO IMPROVE AS HPT REALIZES THE BENEFITS OF ITS PROPERTY RENOVATION PROGRAM AS WELL AS OTHER POSITIVE STATEMENTS REGARDING HPT’S STRATEGY AND ITS EXECUTION AND IMPROVED OPERATING RESULTS AND METRICS.  THESE STATEMENTS MAY IMPLY THAT HPT’S OPERATING PERFORMANCE WILL CONTINUE TO IMPROVE.  HOWEVER, HPT’S BUSINESS IS SUBJECT TO VARIOUS RISKS, INCLUDING, AMONG OTHERS, THE STATUS OF THE ECONOMY GENERALLY.  THERE CAN BE NO ASSURANCE THAT HPT’S PERFORMANCE WILL CONTINUE TO IMPROVE OR BE SUSTAINED AND ITS FUTURE RESULTS MAY DECLINE.

•                  HPT EXPECTS THAT, WHILE THE SECURITY DEPOSIT FOR ITS MARRIOTT NO. 234 AGREEMENT IS EXHAUSTED, MARRIOTT WILL PAY HPT UP TO 90% OF ITS MINIMUM RETURNS UNDER A LIMITED GUARANTY. THIS STATEMENT IMPLIES THAT MARRIOTT WILL FULFILL ITS OBLIGATION UNDER THIS GUARANTY OR THAT FUTURE SHORTFALLS WILL NOT EXHAUST THE GUARANTY. HOWEVER, THIS GUARANTY IS LIMITED IN AMOUNT AND EXPIRES ON DECEMBER 31, 2019, AND HPT CAN PROVIDE NO ASSURANCE WITH REGARD TO MARRIOTT’S FUTURE ACTIONS OR THE FUTURE PERFORMANCE

OF HPT’S HOTELS TO WHICH THE MARRIOTT LIMITED GUARANTY APPLIES OR AFTER MARRIOTT’S GUARANTY EXPIRES.

•                  HPT EXPECTS THAT INTERCONTINENTAL WILL CONTINUE TO PAY IT THE MINIMUM RETURNS INCLUDED IN HPT’S MANAGEMENT AGREEMENT WITH INTERCONTINENTAL AND THAT HPT WILL UTILIZE THE SECURITY DEPOSIT IT HOLDS FOR ANY PAYMENT SHORTFALLS. HOWEVER, THE SECURITY DEPOSIT HPT HOLDS FOR INTERCONTINENTAL’S OBLIGATIONS IS FOR A LIMITED AMOUNT AND HPT CAN PROVIDE NO ASSURANCE THAT THE SECURITY DEPOSIT WILL BE ADEQUATE TO COVER FUTURE SHORTFALLS IN THE MINIMUM RETURNS DUE HPT FROM ITS HOTELS MANAGED BY INTERCONTINENTAL. MOREOVER, THIS SECURITY DEPOSIT IS NOT ESCROWED OR OTHERWISE SEGREGATED FROM HPT’S OTHER ASSETS AND LIABILITIES; ACCORDINGLY, IF HPT APPLIES THIS SECURITY DEPOSIT TO COVER MINIMUM PAYMENTS DUE, HPT WILL RECORD INCOME BUT IT WILL NOT RECEIVE ANY ADDITIONAL CASH.

•                  AS OF DECEMBER 31, 2014, APPROXIMATELY 68% OF HPT’S AGGREGATE ANNUAL MINIMUM RETURNS AND RENTS FOR ITS HOTELS WERE SECURED BY GUARANTEES AND SECURITY DEPOSITS FROM HPT’S MANAGERS AND TENANTS. THIS MAY IMPLY THAT THESE MINIMUM RETURNS AND RENTS WILL BE PAID. IN FACT, THESE GUARANTEES AND SECURITY DEPOSITS ARE LIMITED IN AMOUNT AND DURATION AND THE GUARANTEES ARE SUBJECT TO THE GUARANTORS’ ABILITY AND WILLINGNESS TO PAY. FURTHER, THE SECURITY DEPOSITS ARE NOT SEGREGATED FROM HPT’S OTHER ASSETS AND THE APPLICATION OF SECURITY DEPOSITS TO COVER SHORTFALLS WILL RESULT IN HPT RECORDING INCOME, BUT WILL NOT RESULT IN HPT RECEIVING ADDITIONAL CASH.

•                  HPT HAS ENTERED AN AGREEMENT TO ACQUIRE A HOTEL IN ROSEMONT, IL FOR $35.5 MILLION AND HPT EXPECTS THAT IT WILL ADD THIS HOTEL TO ITS EXISTING MANAGEMENT AGREEMENT WITH INTERCONTINENTAL.  THIS TRANSACTION IS SUBJECT TO VARIOUS TERMS AND CONDITIONS. THESE TERMS AND CONDITIONS MAY NOT BE MET. AS A RESULT, THIS TRANSACTION AND THE EXPECTED MANAGEMENT ARRANGEMENT MAY BE DELAYED OR MAY NOT OCCUR OR ITS TERMS MAY CHANGE.

•                  HPT IS MARKETING ONE HOTEL IN NORCROSS, GA WITH A CARRYING VALUE OF $4.1 MILLION FOR SALE.  THERE CAN BE NO ASSURANCE THAT HPT WILL COMPLETE A SALE OF THIS HOTEL OR THAT ANY SUCH SALE WOULD REALIZE NET PROCEEDS IN AN AMOUNT AT LEAST EQUAL TO ITS CARRYING VALUE.

THE INFORMATION CONTAINED IN HPT’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN HPT’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM HPT’S FORWARD LOOKING STATEMENTS. HPT’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON HPT’S FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, HPT DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

(end)

HOSPITALITY PROPERTIES TRUST

CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenues:
Hotel operating revenues (1)	$362,600	$320,533	$1,474,757	$1,310,969
Minimum rent (1)	64,207	62,965	255,166	249,764
Percentage rent (2)	2,896	2,102	2,896	2,102
FF&E reserve income (3)	830	(808)	3,503	1,020
Total revenues	430,533	384,792	1,736,322	1,563,855

Expenses:
Hotel operating expenses (1)	254,183	224,527	1,035,138	929,581
Depreciation and amortization	79,179	77,397	315,878	299,323
General and administrative (4)	4,468	12,931	45,897	50,087
Acquisition related costs (5)	2	93	239	3,273
Loss on asset impairment (6)	-	-	-	8,008
Total expenses	337,832	314,948	1,397,152	1,290,272

Operating income	92,701	69,844	339,170	273,583

Interest income	14	24	77	121
Interest expense (including amortization of deferred financing costs and debt discounts of $1,458, $1,584, $5,491 and $6,204, respectively)	(35,385)	(37,766)	(139,486)	(145,954)
Loss on early extinguishment of debt (7)	-	-	(855)	-
Income before income taxes and equity in earnings of an investee	57,330	32,102	198,906	127,750
Income tax benefit (expense) (8)	(835)	535	(1,945)	5,094
Equity in earnings of an investee	28	115	94	334
Income before gain on sale of real estate	56,523	32,752	197,055	133,178
Gain on sale of real estate (9)	-	-	130	-
Net income	56,523	32,752	197,185	133,178
Excess of liquidation preference over carrying value of preferred shares redeemed (10)	-	-	-	(5,627)
Preferred distributions	(5,166)	(5,166)	(20,664)	(26,559)
Net income available for common shareholders	$51,357	$27,586	$176,521	$100,992

Weighted average common shares outstanding (basic)	149,758	144,893	149,652	137,421
Weighted average common shares outstanding (diluted)	149,769	145,004	149,817	137,514

Net income available for common shareholders per common share:
Basic and diluted	$0.34	$0.19	$1.18	$0.73

See Notes on pages 9 and 10

HOSPITALITY PROPERTIES TRUST

RECONCILIATIONS OF FUNDS FROM OPERATIONS,

NORMALIZED FUNDS FROM OPERATIONS, EBITDA AND ADJUSTED EBITDA

(amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Calculation of Funds from Operations (FFO) and Normalized FFO: (11)
Net income available for common shareholders	$51,357	$27,586	$176,521	$100,992
Add (Less): Depreciation and amortization	79,179	77,397	315,878	299,323
Loss on asset impairment (6)	-	-	-	8,008
Gain on sale of real estate (9)	-	-	(130)	-
FFO	130,536	104,983	492,269	408,323
Add (Less): Acquisition related costs (5)	2	93	239	3,273
Business management incentive fees (12)	(6,951)	(2,026)	-	-
Excess of liquidation preference over carrying value of preferred shares redeemed (10)	-	-	-	5,627
Loss on early extinguishment of debt (7)	-	-	855	-
Deferred income tax benefit (8)	-	-	-	(6,868)
Deferred percentage rent previously recognized in Normalized FFO (2)	(2,129)	(1,746)	-	-
Normalized FFO	$121,458	$101,304	$493,363	$410,355

Weighted average common shares outstanding (basic)	149,758	144,893	149,652	137,421
Weighted average common shares outstanding (diluted)	149,769	145,004	149,817	137,514

Basic and diluted per common share amounts:
FFO (basic and diluted)	$0.87	$0.72	$3.29	$2.97
Normalized FFO (basic)	$0.81	$0.70	$3.30	$2.99
Normalized FFO (diluted)	$0.81	$0.70	$3.29	$2.98

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Calculation of EBITDA and Adjusted EBITDA: (13)
Net income	$56,523	$32,752	$197,185	$133,178
Add (Less): Interest expense	35,385	37,766	139,486	145,954
Income tax expense	835	(535)	1,945	1,774
Depreciation and amortization	79,179	77,397	315,878	299,323
Deferred income tax benefit (8)	-	-	-	(6,868)
EBITDA	171,922	147,380	654,494	573,361
Add (Less): Acquisition related costs (5)	2	93	239	3,273
General and administrative expense paid in common shares (14)	(5,548)	1,181	6,344	5,171
Loss on asset impairment (6)	-	-	-	8,008
Loss on early extinguishment of debt (7)	-	-	855	-
Gain on sale of real estate (9)	-	-	(130)	-
Deferred percentage rent previously recognized in EBITDA (2)	(2,129)	(1,746)	-	-
Adjusted EBITDA	$164,247	$146,908	$661,802	$589,813

See Notes on pages 9 and 10

(1)           At December 31, 2014 HPT owned 291 hotels; 288 of these hotels are leased by HPT to its taxable REIT subsidiaries, or TRSs, and managed by hotel operating companies and three hotels are leased to hotel operating companies. At December 31, 2014, HPT also owned 184 travel centers; all 184 of these travel centers are leased to a travel center operating company under two lease agreements. HPT’s consolidated statements of income include hotel operating revenues and expenses of managed hotels and rental income from its leased hotels and travel centers. Certain of HPT’s managed hotels had net operating results that were, in the aggregate, $18,233 and $24,748, less than the minimum returns due to HPT in the three months ended December 31, 2014 and 2013, respectively, and $47,026 and $65,623 less than the minimum returns due to HPT in the year ended December 31, 2014 and 2013, respectively. When the managers of these hotels fund the shortfalls under the terms of HPT’s operating agreements or their guarantees, HPT reflects such fundings (including security deposit applications) in its consolidated statements of income and comprehensive income as a reduction of hotel operating expenses. The reduction to hotel operating expenses was $5,185 and $10,313 in the three months ended December 31, 2014 and 2013, respectively, and $9,499 and $19,311 in the years ended December 31, 2014 and 2013, respectively.  HPT had shortfalls at certain of its managed hotel portfolios not funded by the managers of these hotels under the terms of its operating agreements of $13,048 and $14,435 in the three months ended December 31, 2014 and 2013, respectively, and $37,527 and $46,312 in the year ended December 31, 2014 and 2013, respectively, which represent the unguaranteed portions of HPT’s minimum returns from Marriott and from Sonesta.

(2)           In calculating net income in accordance with GAAP, HPT recognizes percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies have been met and the income is earned. Although HPT defers recognition of this revenue until the fourth quarter for purposes of calculating net income, HPT includes these estimated amounts in the calculation of Normalized FFO and Adjusted EBITDA for each quarter of the year. The fourth quarter Normalized FFO and Adjusted EBITDA calculations exclude the amounts recognized during the first three quarters.  Percentage rental income included in Normalized FFO and Adjusted EBITDA was $767 and $356 in the fourth quarter of 2014 and 2013, respectively.

(3)           Various percentages of total sales at certain of HPT’s hotels are escrowed as reserves for future renovations or refurbishment, or FF&E reserve escrows.  HPT owns all the FF&E reserve escrows for its hotels.  HPT reports deposits by its third party tenants into the escrow accounts as FF&E reserve income.  HPT does not report the amounts which are escrowed as FF&E reserves for its managed hotels as FF&E reserve income.  We reversed $1,339, or $0.01 per share, of FF&E reserve income in the fourth quarter of 2013 in connection with an amendment to our Marriott No. 5 agreement.

(4)           During the fourth quarter of 2014, HPT reversed $6,951 of estimated business management incentive fees accrued during the first three quarters of the year.

(5)           Represents costs associated with HPT’s hotel acquisition activities.

(6)           HPT recorded a $2,171, or $0.02 per share, loss on asset impairment in the second quarter of 2013 in connection with its plan to sell one hotel.  HPT recorded a $5,837, or $0.04 per share, loss on asset impairment in the third quarter of 2013 in connection with an eminent domain taking of its travel center in Roanoke, VA by the Virginia Department of Transportation.

(7)           HPT recorded a $726 loss on early extinguishment of debt in the first quarter of 2014 in connection with amending the terms of its revolving credit facility and unsecured term loan and the redemption of its 7.875% senior notes due 2014.  HPT recorded a $129 loss on early extinguishment of debt in the third quarter of 2014 in connection with its redemption of its 5 1/8% senior notes due 2015.

(8)           HPT recorded a $6,868, or $0.05 per share, income tax benefit in the second quarter of 2013 in connection with the restructuring of certain of its TRSs.

(9)           HPT recorded a $130 gain on sale of real estate in the second quarter of 2014 in connection with the sale of one hotel.

(10)    On July 1, 2013, HPT redeemed all of its outstanding 7.0% Series C Preferred Shares at their liquidation preference of $25 per share, plus accumulated and unpaid distributions. The liquidation preference of the redeemed shares exceeded the carrying amount for the redeemed shares as of the date of redemption by $5,627, or $0.04 per share, and HPT reduced net income available to common shareholders in the third quarter of 2013 by that excess amount.

(11)    HPT calculates FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income available for common shareholders, calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to HPT.  HPT’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because it includes estimated percentage rent in the period to which it estimates that it relates rather than when it is recognized as income in accordance with GAAP and includes business management incentive fees, if any, only in the fourth quarter versus the quarter they are recognized as expense in accordance with GAAP and excludes acquisition related costs, excess liquidation preference over carrying value of preferred shares redeemed, loss on early extinguishment of debt and the deferred income tax benefit described above.  HPT considers FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income, net income available for common shareholders, operating income and cash flow from operating activities.  HPT believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of HPT’s operating performance between periods and with other REITs.  FFO and Normalized FFO are among the factors considered by HPT’s Board of Trustees when determining the amount of distributions to shareholders.  Other factors include, but are not limited to, requirements to maintain HPT’s status as a REIT, limitations in its revolving credit facility and term loan agreement and public debt covenants, the availability of debt and equity capital to HPT, HPT’s expectation of its future capital requirements and operating performance, and HPT’s expected needs for and availability of cash to pay its obligations. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income, net income available for common shareholders or cash flow from operating activities determined in accordance with GAAP, or as indicators of HPT’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of HPT’s needs.  These measures should be considered in conjunction with net income, operating income, net income available for common shareholders and cash flow from operating activities as presented in HPT’s consolidated statements of income and comprehensive income and consolidated statements of cash flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than HPT does.

(12)    Amounts represent incentive fees under HPT’s business management agreement payable in common shares after the end of each calendar year calculated: (i) prior to 2014 based upon increases in annual cash available for distribution per share, as defined, and (ii) beginning in 2014 based on common share total return.  In calculating net income in accordance with GAAP, HPT recognizes estimated business management incentive fee expense, if any, each quarter. Although HPT recognizes this expense, if any, each quarter for purposes of calculating net income, HPT does not include these amounts in the calculation of

Normalized FFO until the fourth quarter, which is when the actual expense amount for the year is determined. The calculation of net income for the fourth quarter of 2014 includes the reversal of $6,951 of estimated business management incentive fees accrued during the first three quarters of the year.  The calculation of fourth quarter 2014 Normalized FFO includes a deduction for this amount.  The calculation of fourth quarter 2013 Normalized FFO includes a deduction of $2,026 for estimated business management incentive fees accrued during the first three quarters of the year. Incentive business management fee expense was zero and $2,772 for the years ended December 31, 2014 and 2013, respectively. Adjustments were made to prior period amounts to conform to the current period Normalized FFO calculation.

(13)    HPT calculates EBITDA and Adjusted EBITDA as shown above.  HPT considers EBITDA and Adjusted EBITDA to be appropriate measures of its operating performance, along with net income, net income available for common shareholders, operating income and cash flow from operating activities. HPT believes that EBITDA and Adjusted EBITDA provide useful information to investors because by excluding the effects of certain historical amounts, such as interest, depreciation and amortization expense, EBITDA and Adjusted EBITDA may facilitate a comparison of current operating performance with past operating performance.  EBITDA and Adjusted EBITDA do not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders, operating income or cash flow from operating activities, determined in accordance with GAAP, or as an indicator of financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of HPT’s needs.  These measures should be considered in conjunction with net income, operating income, net income available for common shareholders and cash flow from operating activities as presented in HPT’s consolidated statements of income and comprehensive income and consolidated statements of cash flows.  Other REITs and real estate companies may calculate EBITDA and Adjusted EBITDA differently than HPT does.

(14)    Amounts represent the portion of business management fees that are payable in HPT’s common shares as well as equity based compensation for HPT’s trustees, its officers and certain employees of HPT’s manager.  Adjustments were made to prior period amounts to conform to the current period Adjusted EBITDA calculation.

HOSPITALITY PROPERTIES TRUST

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

(Unaudited)

	As of December 31,
	2014	2013
ASSETS

Real estate properties, at cost:
Land	$1,484,210	$1,470,513
Buildings, improvements and equipment	6,171,983	5,946,852
Total real estate properties, gross	7,656,193	7,417,365
Accumulated depreciation	(1,982,033)	(1,757,151)
Total real estate properties, net	5,674,160	5,660,214
Cash and cash equivalents	11,834	22,500
Restricted cash (FF&E reserve escrow)	33,982	30,873
Due from related persons	40,253	38,064
Other assets, net	222,333	215,893
Total assets	$5,982,562	$5,967,544

LIABILITIES AND SHAREHOLDERS’ EQUITY

Unsecured revolving credit facility	$18,000	$-
Unsecured term loan	400,000	400,000
Senior notes, net of discounts	2,412,135	2,295,527
Convertible senior notes	8,478	8,478
Security deposits	33,069	27,876
Accounts payable and other liabilities	106,903	130,448
Due to related persons	8,658	13,194
Dividends payable	5,166	5,166
Total liabilities	2,992,409	2,880,689

Commitments and contingencies

Shareholders’ equity:
Preferred shares of beneficial interest, no par value; 100,000,000 shares authorized:
Series D preferred shares; 7 1/8% cumulative redeemable; 11,600,000 shares issued and outstanding, aggregate liquidation preference of $290,000	280,107	280,107
Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 149,920,449 and 149,606,024 shares issued and outstanding, respectively	1,499	1,496
Additional paid in capital	4,118,551	4,109,600
Cumulative net income	2,715,239	2,518,054
Cumulative other comprehensive income	25,804	15,952
Cumulative preferred distributions	(300,649)	(279,985)
Cumulative common distributions	(3,850,398)	(3,558,369)
Total shareholders’ equity	2,990,153	3,086,855
Total liabilities and shareholders’ equity	$5,982,562	$5,967,544